                          PHP HEALTHCARE CORPORATION


                                  EXHIBIT 11

               Statement Re:  Computation of per Share Earnings
                      Three Months and Nine Months ended
                           January 31, 1997 and 1996
                                   RESTATED

                                                          THREE MONTHS                 NINE MONTHS
                                                        ended January 31,           ENDED JANUARY 31,
                                                    --------------------------  --------------------------
                                                        1997          1996          1997          1996
                                                    ------------  ------------  ------------  ------------
Primary Earnings Per Share
--------------------------

Primary
   Net earnings (loss)............................  $(9,649,000)  $ 4,160,000   $(4,784,000)  $ 6,414,000
                                                    ===========   ===========   ===========   ===========

Weighted average number of common
  shares outstanding..............................   11,093,894    10,949,439    11,074,366    10,930,272

Add common share equivalents (determined
  using the "treasury stock method") repre-
  senting shares issuable upon exercise of
  stock options and warrants......................    2,673,721     2,741,879     2,746,838     2,438,759

Shares held in escrow.............................      (88,572)      (88,572)      (88,572)      (88,572)
                                                    -----------   -----------   -----------   -----------

Weighted average number of shares used
  in calculation of primary earnings per
  share...........................................   13,679,043    13,602,746    13,732,632    13,280,459
                                                    ===========   ===========   ===========   ===========

Primary earnings (loss) per common share..........  $     (0.71)  $      0.31   $     (0.35)  $      0.48
                                                    ===========   ===========   ===========   ===========

WHEN A LOSS OCCURS, COMMON SHARE EQUIVALENTS
   ARE EXCLUDED FROM THE CALCULATION OF EARNINGS
   PER SHARE BECAUSE THEY ARE ANTIDILUTIVE.

Primary - without common share equivalents
   Net earnings (loss)............................  $(9,649,000)  $ 4,160,000   $(4,784,000)  $ 6,414,000
                                                    ===========   ===========   ===========   ===========

Weighted average number of common
  shares outstanding..............................   11,093,894    10,949,439    11,074,366    10,930,272

Shares held in escrow.............................      (88,572)      (88,572)      (88,572)      (88,572)
                                                    -----------   -----------   -----------   -----------

Weighted average number of shares used
  in calculation of primary earnings per
  share without common share equivalents..........   11,005,322    11,860,867    10,985,794    10,841,700
                                                    ===========   ===========   ===========   ===========

Primary earnings (loss) per common share
  without common share equivalents................  $     (0.88)  $      0.35   $     (0.44)  $      0.59
                                                    ===========   ===========   ===========   ===========

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

                          PHP HEALTHCARE CORPORATION
                                  EXHIBIT 11

               Statement Re:  Computation of per Share Earnings
                      Three Months and Nine Months ended
                           January 31, 1997 And 1996
                                   RESTATED
                        (Continued from previous page)

                                                          THREE MONTHS                 NINE MONTHS
                                                        ended January 31,           ENDED JANUARY 31,
                                                    --------------------------  --------------------------
                                                        1997          1996          1997          1996
                                                    ------------  ------------  ------------  ------------
Fully Diluted Earnings Per Share
--------------------------------

Fully diluted
   Net earnings (loss)............................  $(9,649,000)  $ 4,160,000   $(4,784,000)  $ 6,414,000
      Net interest expense related to
      convertible debt............................        5,000       357,000        16,000       362,000
                                                    -----------   -----------   -----------   -----------
   Net earnings (loss) as adjusted................  $(9,644,000)  $ 4,517,000   $(4,768,000)  $ 6,776,000
                                                    ===========   ===========   ===========   ===========

Weighted average number of common
  shares outstanding..............................   11,093,894    10,949,439    11,074,366    10,930,272

Add common share equivalents (determined
  using the "treasury stock" method) repre-
  senting shares issuable upon exercise of
  stock options, warrants, and convertible........
  notes payable...................................    2,673,721     2,848,082     2,746,838     2,867,806

Assumed conversion of convertible debt............      111,111     1,353,111       111,111       525,111

Shares held in escrow.............................      (88,572)      (88,572)      (88,572)      (88,572)
                                                    -----------   -----------   -----------   -----------

Weighted average number of shares used
  in calculation of fully diluted earnings
  per share.......................................   13,790,154    15,062,060    13,843,743    14,234,617
                                                    ===========   ===========   ===========   ===========

Fully diluted earnings (loss) per common share....       $(0.70)        $0.30         $0.34         $0.48
                                                    ===========   ===========   ===========   ===========

WHEN A LOSS OCCURS, COMMON SHARE EQUIVALENTS
   ARE EXCLUDED FROM THE CALCULATION OF EARNINGS
   PER SHARE BECAUSE THEY ARE ANTIDILUTIVE.

Fully diluted - without common share equivalents
    Net earnings (loss)...........................  $(9,649,000)  $ 4,160,000   $(4,784,000)  $ 6,414,000
                                                    ===========   ===========   ===========   ===========

Weighted average number of common
  shares outstanding..............................   11,093,894    10,949,439    11,074,366    10,930,272

Shares held in escrow.............................      (88,572)      (88,572)      (88,572)      (88,572)
                                                    -----------   -----------   -----------   -----------

Weighted average number of shares used
  in calculation of fully diluted earnings
  per share without common share equivalents......   11,005,322    11,860,867    10,985,794    10,841,700
                                                    ===========   ===========   ===========   ===========

Fully diluted earnings (loss) per common share
  without common share equivalents................       $(0.88)        $0.35        $(0.44)        $0.59
                                                    ===========   ===========   ===========   ===========

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